UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 10, 2006 (April 7, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

 772 Graniteville Road,  Graniteville, Vermont 05654
(Address of principal executive offices)                      (Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ROCK OF AGES CORPORATION

FORM 8-K

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 7, 2006 the management of Rock of Ages Corporation (the "Company") and its Audit Committee concluded that the Company's unaudited Condensed Consolidated Statements of Operations for the three and twelve months ended December 31, 2005 as reported on Form 8-K filed on March 1, 2006, its audited Consolidated Statements of Operations for the years ended December 31, 2001 through 2004, and its unaudited Condensed Consolidated Statements of Operations for the first, second and third quarters of 2004 and 2005 should no longer be relied upon. This conclusion was based on the need to correct the classification of certain shipping and handling costs in compliance with EITF 00-10: "Accounting for Shipping and Handling Fees and Costs." Management discussed the foregoing conclusion with the Audit Committee, Grant Thornton LLP, the Company's independent registered accounting firm, and KPMG LLP, the Company's former independent registered accounting firm during the relevant reporting periods.

The Company's long-standing practice with respect to granite block sales, primarily to customers outside North America, has been to arrange, in cooperation with the customer, the freight, shipping and handling by third parties to the customer's designated destination, and to bill its customers for the granite blocks FOB quarry and these freight costs. The Company then pays these freight charges, and that cost of freight has always been accounted for by the Company as a reduction in revenues. Under EITF 00-10, the full amount billed to the customer, including these freight charges, should be included in revenues and the corresponding cost of freight paid by the Company should be included, as a matter of accounting policy, in either cost of goods sold or as an expense item.

The overall impact of reclassifying these freight charges is to increase consolidated revenue and cost of sales in equal and offsetting amounts for all relevant reporting periods, and has no effect on reported gross profit, operating income, net income (loss), earnings (loss) per share or cash flows.

The Company intends to reflect the reclassification of these freight charges for the relevant periods in corrected Consolidated Financial Statements, corrected quarterly financial information and corrected Selected Consolidated Financial Data to be included in its Annual Report on Form 10-K for the year ended December 31, 2005.

ROCK OF AGES CORPORATION

FORM 8-K

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: April 10, 2006	By: /s/Michael B. Tule Michael B. Tule Senior Vice President/General Counsel